Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Each of the undersigned officers of La Quinta Corporation and La Quinta Properties, Inc. (collectively, the “Company”) hereby certifies, to his knowledge, that the Company’s joint quarterly report on Form 10-Q for the quarter ended September 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 28, 2005	/s/ Francis W. Cash
Francis W. Cash
Chairman of the Board and Chief Executive Officer

Date: October 28, 2005	/s/ Steven A. Schumm
Steven A. Schumm
Executive Vice President and Chief Financial Officer